CUSIP# 678046 10 3

NYSE Amex: BQI

Exhibit 99.1

NEWS RELEASE

DATE: July 14, 2009

Oilsands Quest announces delay in annual report filing and intent to restate financial statements

Calgary, Alberta -- Oilsands Quest Inc. (NYSE Amex: BQI) (the “Company”) announced today that it is extending until July 29, 2009 the date by which it must file its Form 10-K for the year ended April 30, 2009 by filing a Form 12b-25 with the United States Securities and Exchange Commission. The reason for the delay is that, during the preparation of its financial statements for the year ended April 30, 2009, the Company determined that it will revise the calculation of the consideration exchanged in the acquisition of the non-controlling interest of Oilsands Quest Sask Inc. (“OQI Sask”) for the year ended April 30, 2007. The revision is due to a modification in the Company's interpretation of the generally accepted accounting principles related to the accounting for the purchase of a non-controlling interest when the consideration includes stock options and warrants of a subsidiary.

On August 14, 2006, the Company, pursuant to the terms of a reorganization agreement, acquired the non-controlling interest (35.92%) of OQI Sask which together with its 64.08% interest, resulted in a 100% interest in OQI Sask. In the accounting treatment of this transaction, the fair value of the stock options of OQI Sask at the time of the acquisition was included in the consideration exchanged for the non-controlling interest. Management has concluded that in accordance with a technical interpretation of the terms of FAS 123 (R), Share Based Payment, and FAS 141, Business Combinations, options of a subsidiary that are granted while the parent is in control of the subsidiary should be excluded from the consideration paid in the acquisition of the non-controlling interest. Genuity Capital Markets is not withdrawing the Fairness Opinion it gave at the time of the transaction.

Management, together with its independent auditors for the respective periods, is analyzing the impact of this revision on its previously reported financial statements. The Audit Committee of the Board of Directors has concluded that the Company’s financial statements for the years ended April 30, 2007 and April 30, 2008 and the quarterly periods ended July 31, 2007 to January 31, 2009 will be restated and should no longer be relied upon. In addition, Pannell Kerr Forster’s audit report on the financial statements for the year ended April 30, 2007 and KPMG LLP’s report on the financial statements and effectiveness of internal controls over financial reporting for the year ended April 30, 2008 should no longer be relied upon.

The restatements will not have any impact on the Company’s cashflows for the affected periods nor will they affect the extent or value of the Company's resource base or other assets. "We don't view this accounting adjustment as having a significant impact on the operations of the Company nor on the overall value of its assets," said Garth Wong, Chief Financial Officer of the Company.

CUSIP# 678046 10 3

NYSE Amex: BQI

Management is also assessing the effect of this revision on the internal control over financial reporting and disclosure controls and procedures. Management does not expect to reach a conclusion on the controls until completion of the restatement process.

Cautionary Statement about Forward-Looking Statements

Forward-looking statements are statements other than relating to historical fact and are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “potential”, “prospective” and other similar words or statements that certain events or conditions “may” “will” or “could” occur. All statements included in this press release that address activities, events or developments that the Company expects, believes or anticipates will occur in the future are forward-looking statements. These statements include statements regarding the results of the Company’s revisions to prior period financial statements, the Company’s estimates of the impact of such revisions on certain prior periods and the Company’s future financial performance. These risks and uncertainties include, but are not limited to, those resulting from the Company’s ongoing analysis of the effect of the correction in the Company’s accounting for the acquisition of the non-controlling interest; the timing of the completion of the audit of our restated financial statements by our independent auditors; our ability to file timely amended periodic reports reflecting our restated financial statements; the ramifications of our potential inability to file timely required reports; including cease trade orders by regulatory authorities; potential delisting of our common stock on the NYSE Amex; potential claims and proceedings relating to such matters, including shareholder litigation and action by the SEC or other governmental agencies which could result in civil or criminal sanctions against the Company and/or certain of our current or former officers, directors and/or employees; and negative tax or other implications for the Company resulting from the accounting adjustments and other factors. Many of these risks and uncertainties are beyond the control of the Company. The Company undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements.

About Oilsands Quest

Oilsands Quest Inc. (www.oilsandsquest.com) is exploring Canada's largest holding of contiguous oil sands permits and licences, located in Saskatchewan and Alberta, and developing Saskatchewan's first global-scale oil sands discovery. It is leading the establishment of the province of Saskatchewan's emerging oil sands industry.

For more information:

Garth Wong

Chief Financial Officer

Or

Riyaz Mulji

Manager, Investor Relations

Email: ir@oilsandsquest.com

Investor Line: 1-877-718-8941